SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 10, 2019

(Date of earliest event reported)

Commission File No.: 0-25969
URBAN ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware                                                                                            52-1166660
(State or other jurisdiction of                                                     (I.R.S. Employer Identification No.)
incorporation or organization)

1010 Wayne Avenue
14th Floor
Silver Spring, Maryland 20910
(Address of principal executive offices)

(301) 429-3200
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act    ☐

Item 1.01.  Entry into Material Agreement.

On June 10, 2019, Urban One, Inc. issued a press release announcing the sale of WDMK-FM, a radio station and three translators in Detroit, to Beasley Media Group, LLC. The transaction price is approximately $13.5 million. The transaction is expected to close during the fourth quarter of 2019. A copy of the Asset Purchase Agreement is attached hereto as Exhibit 10.1. A copy of the press release is attached as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.
(c) Exhibits

Exhibit Number	Description

10.1	Asset Purchase Agreement by Urban One, Inc., as Sellers, and Beasley Media Group, LLC, as purchasers, dated June 10, 2019

99.1	Press release dated June 10, 2019: Urban One, Inc. Announces the Sale of WDMK-FM and three translators in Detroit, Michigan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 URBAN ONE, INC.

                                 /s/ Peter D. Thompson
June 13, 2019                                          Peter D. Thompson
          Chief Financial Officer and Principal Accounting Officer